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                                                                     EXHIBIT 4.3

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This Second Amended and Restated Investors' Rights Agreement (this "Agreement") dated as of February 27, 2004 (this "Agreement") is made by and among Momenta Pharmaceuticals, Inc., a Delaware corporation (the "Company"); the persons and entities listed on SCHEDULE A (collectively, the "Existing Purchasers"); the persons and entities listed on SCHEDULE B (collectively, the "Additional Purchasers"); the persons and entities listed on SCHEDULE C (collectively, the "Founders"); the Massachusetts Institute of Technology, a Massachusetts corporation ("MIT") with respect to Section 2 herein; and Silicon Valley Bank ("SVB") with respect to Section 3 and Section 5 herein. The Existing Purchasers, the Additional Purchasers, MIT (with respect Section 2) and SVB (with respect to Section 3 and Section 5) are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

     WHEREAS, the Company, the Existing Purchasers, the Founders, MIT (with respect to Section 2 of the Existing Agreement (as defined herein)) and SVB (with respect to Section 3 and Section 5 of the Existing Agreement) are parties to an Amended and Restated Investors' Rights Agreement dated as of May 9, 2003, as amended (the "Existing Agreement"); and

     WHEREAS, the Additional Purchasers are purchasing, concurrently herewith, certain shares of the Company's Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock," together with the Company's Series A Convertible Preferred Stock, $0.01 par value per share, the Company's Series A Prime Convertible Preferred Stock, $0.01 par value per share, the Company's Series A Double Prime Convertible Preferred Stock, $0.01 par value per share (the "Series A Double Prime Preferred Stock") and the Company's Series B Convertible Preferred Stock, $0.01 par value per share, the "Preferred Stock"), pursuant to a Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof; and

     WHEREAS, MIT owns outstanding shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock") pursuant to an Amended and Restated Exclusive Patent License Agreement dated as of November 15, 2002 by and between the Company and MIT (as amended, the "MIT License Agreement"); and

     WHEREAS, SVB is a holder of a warrant (the "SVB Warrant") to purchase shares of the Company's Series A Double Prime Preferred Stock; and

     WHEREAS, the Company, the Purchasers, MIT (with respect to Section 2) and SVB (with respect to Section 3 and Section 5) desire to amend and restate the Existing Agreement to provide for certain arrangements with respect to (i) the registration of shares of the capital stock of the Company under the Act (as defined in Section 3 below), and (ii) certain information rights and rights of participation; and

     WHEREAS, pursuant to Section 5.5 of the Existing Agreement, such agreement could be amended, modified, terminated or any provision therein waived upon approval of the Company and Purchasers (as defined therein) holding at least 60% of the shares of Preferred Stock (as defined therein) then held by all Purchasers and any such amendment, modification, termination or waiver shall be binding on all parties thereto (the "Requisite Approval"); and

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     WHEREAS, the Requisite Approval has been received by the Company, and pursuant to Section 5.5 of the Existing Agreement, this Agreement shall be binding upon each of the parties to the Existing Agreement.

     NOW, THEREFORE, in consideration of these mutual promises and covenants set forth herein, the parties hereto agree to the terms and conditions set forth below:

1.   COVENANTS OF THE COMPANY. The Company covenants and agrees that so long as
(i) any shares of Preferred Stock are outstanding or (ii) the Purchasers in the aggregate hold of record beneficially not less than five percent (5%) of the outstanding Common Stock of the Company, it will perform and observe the following covenants and provisions:

     1.1 FINANCIAL STATEMENTS. The Company will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records, and furnish the following reports:

            (a) to each Purchaser who holds at least 20,000 shares of Preferred Stock, as soon as practicable, but in any event within one hundred twenty (120) days after the end of the Company's 2003 fiscal year and within ninety (90) days after the end of each fiscal year thereafter, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by such independent public accountants of nationally recognized standing selected by the Company and approved by the Purchasers;

            (b) to Purchasers who holds at least 50,000 shares of Preferred Stock, as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited income statement and schedule as to the sources and application of funds and the balance sheet as of the end of such month; and

            (c) such other financial information of the Company as the Purchasers may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 1.1.

     1.2 OPERATING PLAN; OTHER REPORTING. The Company will prepare and deliver to each Purchaser on or before the first day of each fiscal year, an annual operating plan (that will include a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Purchaser other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases and registration statements.

     1.3 INSPECTION. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Purchasers to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Company with its officers,

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administrative employees and independent accountants, all at the expense of the
Purchasers and at such reasonable times and as often as may be reasonably requested.

     1.4 EMPLOYEE AGREEMENTS. The Company shall require all of its employees and consultants to enter into suitable agreements with provisions governing, among other things, the protection of confidential information, assignment of intellectual property, and competition with the Company.

     1.5 RESERVATION OF CONVERSION STOCK. The Company will, upon any increase in the number of shares of Common Stock issuable upon conversion of any series of Preferred Stock, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so reserved will not at any time be less than the number of such shares issuable upon such conversion.

     1.6 BOARD MEETINGS. The Company agrees to hold a meeting of its Board of Directors at least four times per year or otherwise as unanimously agreed by the directors.

     1.7 TERMINATION OF COVENANTS. The rights set forth in this Article 1 shall terminate and be of no further force or effect upon the earliest to occur of (i) the closing of the Company's initial public offering pursuant to an effective registration statement at a price to the public of at least $10.00 per share (adjusted for stock splits, stock dividends and similar events) resulting in gross proceeds to the Company of at least $15,000,000 (a "Qualified Public Offering"), (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity (other than an entity that controls, or is controlled by, or is under common control with, the Company) by means of merger, consolidation or stock purchase, and (iii) the effective date of the later to occur of (A) the conversion of all of the Series A Convertible Preferred Stock, (B) the conversion of all of the Series A Prime Convertible Preferred Stock, (C) the conversion of all of the Series A Double Prime Convertible Preferred Stock, (D) the conversion of all of the Series B Convertible Preferred Stock and (E) the conversion of all of the Series C Preferred Stock. Notwithstanding the foregoing, in the event that (1) the Pricing Committee of the Company's Board of Directors approves a per share price to the public in connection with the Company's initial public offering at less than $10.00 per share (the "Adjusted IPO Price") (adjusted for stock splits, stock dividends and similar events); (2) the holders of at least 66 2/3% of the shares of Preferred Stock outstanding at that time approve the Adjusted IPO Price; and (3) the Adjusted IPO Price is no less than $7.8463, the rights set forth in this Article 1 shall terminate and be of no further force or effect upon the closing of such initial public offering.

2.   RIGHTS.

     2.1    DEFINITIONS.

            (a) "NEW SECURITIES" shall mean (i) any capital stock of the Company whether or not currently authorized, (ii) all rights, options or warrants to purchase capital stock, and (iii) all securities of any type whatsoever that are, or may become, convertible into capital stock; PROVIDED, HOWEVER, that the term "New Securities" SHALL NOT include (a) the shares of Common Stock issuable upon the conversion of the Preferred Stock; (b) securities issuable upon the

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exercise or conversion of all rights, options or warrants to purchase capital stock of the Company outstanding as of the date hereof; (c) issuances of shares of Common Stock authorized by vote of the Board of Directors of the Company, or options to purchase such shares, that are issued or granted to officers, directors, employees or consultants of the Company; (d) securities offered to the public pursuant to a registration statement filed with the Securities and Exchange Commission; (e) Common Stock, Preferred Stock or other securities issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (f) securities issued to MIT or persons designated by MIT pursuant to the MIT License Agreement; or (g) securities issued solely in consideration for the acquisition or licensing of technology or in connection with a corporate partnering transaction.

            (b)   "PURCHASER" shall include, for the purposes of this Section 2,
(i) the general partners, members, officers, or other affiliates of a Purchaser, and (ii) MIT. The term "Purchaser" shall not include any person other than MIT that receives Common Stock from the Company pursuant to the terms of the MIT License Agreement unless a Purchaser subsequently transfers Common Stock to such person. Each Purchaser may apportion its pro rata share among its general partners, members, officers, and other affiliates in such proportions as it deems appropriate.

     2.2 PARTICIPATION RIGHT. Each Purchaser shall be entitled to a right to purchase, on a pro rata basis (as defined in this Section 2.2), all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Such Purchaser's pro rata share shall equal a fraction of the New Securities being issued, the numerator of which is the number of shares of Common Stock then held by such Purchaser plus the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock or other securities then held by such Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon
(i) conversion of then outstanding Preferred Stock or other convertible securities and (ii) exercise of then outstanding options, rights or warrants (whether or not vested).

     2.3 EXERCISE OF RIGHT. In the event the Company intends to issue New Securities, it shall give each Purchaser written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance and whether or not the failure to participate in such transaction as provided herein would result in a Special Mandatory Conversion, as such term is defined in the Company's certificate of incorporation (the "Sale Notice"). Each Purchaser shall have twenty (20) calendar days from the date of any Sale Notice to agree to purchase all or any part of its pro rata share of such New Securities and all or any part of the pro rata share of any other Purchaser entitled to such rights (to the extent that such other Purchaser(s) do not elect to purchase their full pro rata share), in each case for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (an "Exercise Notice"); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Purchasers shall have the right to elect, upon exercise of their rights set forth in this Section 2, to pay to the Company in full consideration for

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the New Securities the market price of such securities which shall be the present cash value of the consideration described in the Sale Notice as determined by the Board of Directors of the Company in good faith. If the Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the New Securities, such New Securities shall be sold to such Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of New Securities to be purchased by any Purchaser in accordance with this Section 2 shall be deemed to be a waiver by such Purchaser of its right to purchase any portion of its pro rata share of such New Securities.

     2.4 CLOSING. The closing of the purchase of New Securities by the Purchasers exercising their rights hereunder ("Participating Purchasers") shall take place at such location, date and time as the parties shall agree but not later than forty (40) calendar days following the delivery of the Sale Notice. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities to be purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers that the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company (i) payment for the New Securities and (ii) such other agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchasers' rights with respect to the New Securities, and in any event, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     2.5 FAILURE TO EXERCISE RIGHT. In the event the Purchasers fail to exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 2.3 above, the Company may within one hundred and twenty (120) calendar days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchasers in the manner provided in Section 2.3.

     2.6 TERMINATION OF RIGHTS. The rights set forth in this Article 2 shall terminate and be on no further force or effect upon the closing of a Qualified Public Offering.

3.   REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

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     3.1    DEFINITIONS.  As used in this Section 3, the following terms shall have the following meanings:

            (a)   "ACT" means the Securities Act of 1933, as amended.

            (b) "FORM S-1" means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

            (c) "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (d) "PREFERRED HOLDER" means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 3 are transferred by the Purchaser and (ii) their successors or assigns as permitted under Section 4 below.

            (e) "HOLDERS" means (i) a Preferred Holder and (ii) Ram Sasisekharan, Robert S. Langer, Jr., Ganesh Venkataraman and Alan L. Crane and their Permitted Transferees.

            (f) "PERMITTED TRANSFEREE" means, with respect to Ram Sasisekharan, Robert S. Langer, Jr., Ganesh Venkataraman and Alan L. Crane (i) such Holder's spouse, parents and the linear descendants of such Holder's parents (collectively, "family members") to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred
(A) in respect of which such Holder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Registrable Securities until the termination of this Agreement or (B) for the benefit solely of such Holder's family members; provided, that no person or entity shall be a Permitted Transferee unless such transferee delivers a written notice to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned.

            (g) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (h) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (i) "REGISTRABLE SECURITIES" means (i) the Common Stock held by Ram Sasisekharan, Robert S. Langer, Jr., Ganesh Venkataraman and Alan L. Crane and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock or upon the conversion of the shares of Series A Double Prime Preferred Stock issuable upon exercise of the SVB Warrant, and
(iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is

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issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned.

            (j) "OUTSTANDING REGISTRABLE SECURITIES" shall mean the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

            (k)   "SEC" shall mean the Securities and Exchange Commission.

     3.2    DEMAND REGISTRATION.

            (a)   If the Company shall receive at any time after the earlier of
(1) May 9, 2006, and (2) six months after the Company's initial public offering, a written notice from the Preferred Holders constituting the holder(s) of at least fifty percent (50%) of the Outstanding Registrable Securities then held by Preferred Holders requesting that the Company effect a registration statement under the Act with respect to all or a part of the Registrable Securities held by such Preferred Holder or Preferred Holders, then the Company shall:

                  (i) within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Holders; and

                  (ii) effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Preferred Holders request to be registered (by notice to the Company within thirty (30) days of the mailing of the notice sent by the Company in accordance with Section 3.2(a)(i)), subject to the limitations of Subsection 3.2(b).

            (b) If the Preferred Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 3.2(a) and the Company shall include such information in the written notice referred to in subsection 3.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Preferred Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Holder's participation in such underwriting and the inclusion of such Preferred Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Holder) to the extent provided herein. All Preferred Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Preferred Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all

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Preferred Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

            (c) Notwithstanding the foregoing, if the Company shall furnish to Preferred Holders requesting registration pursuant to this Section 3.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders. This deferral right may not be exercised by the Company more than once in any 12-month period.

            (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3.2 after the Company has effected two (2) registrations on Form S-1 pursuant to this Section 3.2 and such registration statements have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed.

            (e) No incidental right under this Section 3.2 shall be construed to limit any registration required under Section 3.3 or Section 3.4 herein.

     3.3    "PIGGY-BACK" REGISTRATION.

            (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Preferred Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) a registration relating solely to the sale of securities to participants in a stock plan, (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iii) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC's Rule 145, or (iv) a registration relating to the initial public offering of the Company's Common Stock (so long as such registration does not include any shares of Common Stock registered on account of any person other than the Company), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company in accordance with Section 5.4, the Company shall, subject to the provisions of subsection 3.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 3.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by

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other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary of the Company other than Ram Sasisekharan, Robert S. Langer, Jr., Ganesh Venkataraman and Alan L. Crane,
(ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Holders of Registrable Securities, and (iii) stockholders who do not have contractual registration rights. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership, limited liability company or corporation, the partners, members, retired members, retired partners, and stockholders of such Holder, or the estates and family members of any such partners, members, retired members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

            (c) No incidental right under this Section 3.3 shall be construed to limit any registration required under Section 3.2 or Section 3.4 herein.

     3.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Preferred Holder or Preferred Holders constituting the holder(s) of at least twenty five percent (25%) of the Outstanding Registrable Securities then held by Preferred Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Preferred Holder or Preferred Holders, the Company agrees:

            (a) to promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable after receiving such a request, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Holder's or Preferred Holders' Registrable Securities as are specified in such request, together with all or

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such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 3.4; provided, however, that the Company shall not utilize this right more than once in any eighteen month period; or (iv) until the next calendar year if the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 3.4 in a calendar year and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

            (c) Registrations effected pursuant to this Section 3.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3, respectively.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder's intended method of disposition.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and
(ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

     3.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     3.7 EXPENSES OF DEMAND AND S-3 REGISTRATIONS. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections
3.2 and 3.4, including (i) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the National Association of Securities Dealers and fees due for listing on any stock exchange or for qualifying for quotation on the NASDAQ system); (ii) printers and accounting fees; (iii) fees and disbursements of counsel for the Company; and (iv) the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities then held by Preferred Holders to be registered (in which case all Preferred Holders participating in the aborted registration shall bear such expenses), unless the holders of a majority of the Registrable Securities then held by Preferred Holders agree to forfeit their rights to, as applicable, one registration under Section 3.2 (demand registration) or one registration for that calendar year under Section 3.4 (S-3 registration); provided further, however, that if at the time of such withdrawal, the Preferred Holders have either (i) learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Preferred Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than 20% of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 3.2 and 3.4.

     3.8 EXPENSES OF "PIGGY-BACK" REGISTRATION. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section
3.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

     3.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 3:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person (if any) who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this subsection 3.10(b) exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this
Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

            (d) If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions relating to indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f)   The obligations of the Company and Holders under this Section
3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

     3.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

            (a) to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

            (b) to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

            (c) to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (d) to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     3.12 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act with respect to the Company's initial public offering, such Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     3.13 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 3 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

4.   TRANSFERS OF CERTAIN RIGHTS.

     4.1 PERMITTED TRANSFEREES. The rights granted to the Purchasers under Sections 1, 2 and 3 of this Agreement may be transferred or succeeded to only by
(i) any other Purchaser or any general or limited partner, member, officer, or other affiliate of any Purchaser or (ii) any other person or entity that acquires at least five percent (5%) of the Registrable Securities; provided, however, that (A) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned,
(B) the transferee is not a competitor of the Company as determined in good faith by the Board of Directors, (C) the transferee or assignee agrees in writing to all provisions contained in this Agreement and (D) that such transfer otherwise be effected in accordance with applicable securities laws.

     4.2 SUBSEQUENT TRANSFERS. A transferee to whom rights are transferred pursuant to this Section 4 may not again transfer such rights to any other person or entity, other than as provided in Section 4.1 above.

     4.3 LEGENDS. Each certificate representing the shares of Preferred Stock shall bear a legend indicating that any holder of the Preferred Stock shall be subject to this Agreement.

5.   MISCELLANEOUS.

     5.1 SEVERABILITY. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

     5.2 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchasers shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     5.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

     5.4 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being send by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  (i)    If to the Company:

                         Momenta Pharmaceuticals, Inc.
                         43 Moulton Street
                         Cambridge, MA  02138
                         Attn: President
                         Fax: (617) 876-8012

                         With a copy to:

                         Hale and Dorr LLP
                         60 State Street
                         Boston, MA 02109

                         Attn: Steven D. Singer, Esq.
                         Fax: (617) 526-5000

                  (ii) If to an Existing Purchaser, at its address set forth in SCHEDULE A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Existing Purchaser;

                  (iii) If to an Additional Purchaser, at its address set forth in SCHEDULE B hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Additional Purchaser; and


                  (iv) If to a Founder, at its address set forth in SCHEDULE C hereto, or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Founder.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     5.5 COMPLETE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto relating to such subject matter. No amendment, modification, termination or waiver of any provision of this Agreement shall be valid unless in writing and signed (i) by the Company and (ii) Purchasers and their permitted transferees holding at least 60% of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then held (or deemed held) by all Purchasers and their permitted transferees and any such amendment, modification, termination or waiver shall be binding on all parties hereto.

     5.6 AGGREGATION. All Registrable Securities held or acquired by a Purchaser which is a partnership or a limited liability company shall be aggregated with Registrable Securities held or acquired by any partner or member thereof or by any entity that controls, or is controlled by, or is under common control with, such Purchaser for purposes of determining the availability of any rights under this Agreement, and the exercise of any such rights may be allocated among such affiliated entities in such manner as those affiliated entities shall determine.

     5.7    CONSTRUCTION. A reference to a Section or Schedule shall mean a
Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     5.8    COUNTERPARTS;  FACSIMILE.   This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     5.9 STOCK SPLITS. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     5.10 TERMINATION OF EXISTING AGREEMENT. The Existing Agreement is hereby terminated and of no further force or effect.

                                      *****

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement as of the date first above written.

                               MOMENTA PHARMACEUTICALS, INC.


                               By:    /s/ ALAN L. CRANE
                                  -------------------------------------
                                  Alan L. Crane
                                  President and Chief Executive Officer

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                               MVM INTERNATIONAL LIFE SCIENCES
                               FUND NO. 1 L.P.


                               By:     MVM Limited
                                       acting as its General Partner


                               By:     /s/ C. P. TRINIMAN
                                  -------------------------------------


                               MVM LIMITED


                               By:     /s/ C. P. TRINIMAN
                                  -------------------------------------


                                   /s/ STEPHEN REEDERS
                               ----------------------------------------
                               Stephen Reeders


                                   /s/ DAVID BRISTER
                               ----------------------------------------
                               David Brister


                                   /s/ C. P. TRINIMAN
                               ----------------------------------------
                               Paul Triniman


                                   /s/ MARTIN MURPHY
                               ----------------------------------------
                               Martin Murphy


                                   /s/ RICHARD LIM
                               ----------------------------------------
                               Richard Lim


                                   /s/ THOMAS CASDAGLI
                               ----------------------------------------
                               Thomas Casdagli

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                               POLARIS VENTURE PARTNERS III, L.P.

                               By:  POLARIS VENTURE MANAGEMENT
                                    CO. III, L.L.C., its General Partner


                                    By:     /s/ WILLIAM E. BILODEAU
                                       ---------------------------------
                                       William E. Bilodeau
                                       Attorney-in-fact


                               POLARIS VENTURE PARTNERS FOUNDERS'
                               FUND III, L.P.


                               By:  POLARIS VENTURE MANAGEMENT
                                    CO. III, L.L.C., its General Partner

                                    By:     /s/ WILLIAM E. BILODEAU
                                       ---------------------------------
                                       William E. Bilodeau
                                       Attorney-in-fact


                               POLARIS VENTURE PARTNERS
                               ENTREPRENEURS' FUND III, L.P.

                               By:  POLARIS VENTURE MANAGEMENT
                                    CO. III, L.L.C., its General Partner


                                    By:     /s/ WILLIAM E. BILODEAU
                                       ---------------------------------
                                       William E. Bilodeau
                                       Attorney-in-fact


                               CHP II, L.P.

                               By:  CHP II Management, LLC,
                                    its General Partner


                                    By:     /s/ JOHN J. PARK
                                       ---------------------------------
                                    Name:  John J. Park
                                    Title: Managing Member

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                               ATLAS VENTURE FUND V, L.P.
                               ATLAS VENTURE PARALLEL FUND V-A, C.V.
                               ATLAS VENTURE PARALLEL FUND V-B, C.V.
                               ATLAS VENTURE ENTREPRENEURS' FUND
                               V, L.P.

                               By:  Atlas Venture Associates V, L.P.
                                   their general partner
                               By:  Atlas Venture Associates V, Inc.
                                   its general partner


                                   /s/ JEANNE LARKIN HENRY
                               -----------------------------------------
                               Vice President


                               ATLAS VENTURE FUND VI, L.P.
                               ATLAS VENTURE ENTREPRENEURS' FUND
                               VI, L.P.

                               By:  Atlas Venture Associates VI, L.P.
                                   their general partner
                               By:  Atlas Venture Associates VI, Inc.
                                   its general partner


                                   /s/ JEANNE LARKIN HENRY
                               -----------------------------------------
                               Vice President

                               ATLAS  VENTURE  FUND VI GMBH & CO. KG

                               By:  Atlas Venture Associates VI, L.P.
                                   its managing limited partner
                               By:  Atlas Venture Associates VI, Inc.
                                   its general partner

                                   /s/ JEANNE LARKIN HENRY
                               -----------------------------------------
                               Vice President

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                                  /s/ ROBERT M.METCALFE
                               -----------------------------------------
                                  Robert M. Metcalfe


                               THE PAUL SCHIMMEL PS PLAN


                               By:
                                  -------------------------------------
                                  Name:
                                  Title:


                               LANSING BROWN INVESTMENTS, LLC


                               By:    /s/ JOHN L. ZABRISKIE
                                  -------------------------------------
                                  Name:   John L. Zabriskie
                                  Title: President


                                  /s/ PETER BARTON HUTT
                               -----------------------------------------
                                  Peter Barton Hutt


                               THE CRANE FAMILY IRREVOCABLE TRUST -
                               2002


                               By:    /s/ HOWARD CRANE
                                  -------------------------------------
                                  Howard Crane, Trustee


                               BQ VENTURES, LLC


                               By:    /s/ JEFFREY L. QUILLEN
                                  -------------------------------------
                                  Name:  Jeffrey L. Quillen
                                  Title: Managing Member


                               WOLF, GREENFIELD & SACKS INVESTMENT
                               TRUST, LLC


                               By:
                                  -------------------------------------
                                  Name:
                                  Title:

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                                  /s/ SUSAN WHORISKEY
                               -----------------------------------------
                                         Susan Whoriskey


                               JAMES R. AND MARY W. MCNAB
                               OPERATING L.P.


                               By:    /s/ JAMES R. MCNAB
                                  -------------------------------------
                                  James R. McNab
                                  General Partner


                               MITHRA VENTURES, L.P.

                               By:MITHRA VENTURES MANAGEMENT,
                                  LLC


                               By:    /s/ FARAH EBRAHIMI
                                  -------------------------------------
                                  Name:  Farah Ebrahimi
                                  Title:  Managing Director


                               With respect to Section 2 of the Agreement only:

                               MASSACHUSETTS INSTITUTE OF
                               TECHNOLOGY, INC.


                               By:
                                  -------------------------------------
                                  Name:
                                  Title:

                               With respect to Sections 3 and 5 of the Agreement only:

                               SILICON VALLEY BANK d/b/a SILICON
                               VALLEY EAST


                               By:    /s/ R. BRYAN JADOT
                                  -------------------------------------
                                  Name:  R. Bryan Jadot
                                  Title: Vice President

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

FOUNDERS:

     /s/ RAM SASISEKHARAN                  /s/ ROBERT S. LANGER, JR.
--------------------------------       -----------------------------------
Ram Sasisekharan                       Robert S. Langer, Jr.


     /s/ GANESH VENKATARAMAN              /s/ ALAN L. CRANE
--------------------------------       -----------------------------------
Ganesh Venkataraman                    Alan L. Crane

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                                   Schedule A

                   NAMES AND ADDRESSES OF EXISTING PURCHASERS

Polaris Venture Partners III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0770

Polaris Venture Partners Entrepreneurs' Fund III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0770

Polaris Venture Partners Founders' Fund III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0770

Robert M. Metcalfe
410 Beacon Street
Boston, MA 02115

Robert S. Langer, Jr.
Massachusetts Institute of Technology
Department of Chemical Engineering
45 Carlton Street
Cambridge, MA 02139-4307

The Paul Schimmel PS Plan
TSRI
10550 N. Torrey Pines Road
BCC379
La Jolla, CA 92037
Attn:  Paul Schimimel

Lansing Brown Investments, LLC
282 Beacon Street
Boston, MA 02116
Attn: John L. Zabriskie

Alan L. Crane
Momenta Pharmaceuticals, Inc.
43 Moulton Street
Cambridge, MA  02138

The Crane Family Irrevocable Trust - 2002,
   Howard R. Crane - Trustee
28 Main Street, East, #1800
Rochester, NY 14614
Fax: (585) 325-6201

Peter Barton Hutt
Covington & Burling
1201 Pennsylvania Avenue, NW
Washington, DC 20004-2401

BQ Ventures, LLC
155 Seaport Boulevard
Boston, MA 02210
Attn: Jeffrey L. Quillen

Wolf, Greenfield & Sacks
Investment Trust, LLC
600 Atlantic Ave.
Boston, MA  02110

Susan Whoriskey
Momenta Pharmaceuticals, Inc.
43 Moulton Street
Cambridge, MA  02138

James R. and Mary W. McNab Operating L.P.
c/o James R. McNab Jr.
10 Sylvan Drive, Suite 27
St. Simons Island GA 31522

Massachusetts Institute of Technology (with respect to Section 2 of the Agreement only)
Treasurer's Office
238 Main Street
Cambridge, MA  02142
Attn: Phil Rotner
Fax: (617) 258-6676

Silicon Valley Bank (with respect to Sections 3 and 5 of the Agreement only) One Newton Executive Park, Suite 200
2221 Washington Street
Newton, MA 02462
Attn:  Michael Hanewich

MVM International Life Sciences Fund No. 1 LP
6 Henrietta Street
London WC2E 8PU

MVM Limited
6 Henrietta Street
London WC2E 8PU

Stephen Reeders
6 Henrietta Street
London WC2E 8PU

Paul Triniman
6 Henrietta Street
London WC2E 8PU

David Brister
6 Henrietta Street
London WC2E 8PU

Martin Murphy
6 Henrietta Street
London WC2E 8PU

Richard Lim
6 Henrietta Street
London WC2E 8PU

Thomas Casdagli
6 Henrietta Street
London WC2E 8PU

CHP II, L.P.
c/o Cardinal Partners
221 Nassau Street
Princeton, NJ  08542
Attn: John K. Clarke
Fax: (609) 683-0174

Atlas Venture Fund V, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Parallel Fund V-A, C.V.
890 Winter Street
Waltham, MA 02451

Atlas Venture Parallel Fund V-B, C.V.
890 Winter Street
Waltham, MA 02451

Atlas Venture Entrepreneurs' Fund V, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Fund VI, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Entrepreneurs' Fund VI, L.P.
890 Winter Street
Waltham, MA 02451

Atlas  Venture  Fund VI GmbH & Co. KG
890 Winter Street
Waltham, MA 02451

                                   Schedule B

                  NAMES AND ADDRESSES OF ADDITIONAL PURCHASERS

Polaris Venture Partners III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0880

Polaris Venture Partners
Entrepreneurs' Fund III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0880

Polaris Venture Partners Founders'
Fund III, L.P.
Bay Colony Corporate Center
1000 Winter Street, Suite 3350
Waltham, MA 02154
Attention: Christoph H. Westphal
Fax: (781) 290-0880

MVM International Life Sciences Fund No. 1 LP
6 Henrietta Street
London WC2E 8PU

MVM Limited
6 Henrietta Street
London WC2E 8PU

Stephen Reeders
6 Henrietta Street
London WC2E 8PU

Paul Triniman
6 Henrietta Street
London WC2E 8PU

David Brister
6 Henrietta Street
London WC2E 8PU

Martin Murphy
6 Henrietta Street
London WC2E 8PU

Richard Lim
6 Henrietta Street
London WC2E 8PU

Thomas Casdagli
6 Henrietta Street
London WC2E 8PU

CHP II, L.P.
c/o Cardinal Partners
221 Nassau Street
Princeton, NJ  08542
Attn: John Clarke
Fax: (609) 683-0174

Atlas Venture Fund V, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Parallel Fund V-A, C.V.
890 Winter Street
Waltham, MA 02451

Atlas Venture Parallel Fund V-B, C.V.
890 Winter Street
Waltham, MA 02451

Atlas Venture Entrepreneurs' Fund V, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Fund VI, L.P.
890 Winter Street
Waltham, MA 02451

Atlas Venture Entrepreneurs' Fund VI, L.P.
890 Winter Street
Waltham, MA 02451

Atlas  Venture  Fund VI GmbH & Co. KG
890 Winter Street
Waltham, MA 02451

Mithra Ventures, L.P.
205 Newbury Street, 3rd Floor
Boston, MA 02116
Attn: Sasha Ebrahimi

                                   Schedule C

                         NAMES AND ADDRESSES OF FOUNDERS

Alan L. Crane
Momenta Pharmaceuticals, Inc.
43 Moulton Street
Cambridge, MA  02138

Ram Sasisekharan
Massachusetts Institute of Technology
Center for Biomedical Engineering
16-561, 77 Massachusetts Ave.
Cambridge, MA  02139

Robert S. Langer, Jr.
Massachusetts Institute of Technology
Department of Chemical Engineering
45 Carlton Street
Cambridge, MA  02139-4307

Ganesh Venkataraman
Momenta Pharmaceuticals, Inc.
43 Moulton Street
Cambridge, MA  02138

                                       C-1